UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): May 7, 2015

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Charles Ewing Boulevard, Ewing, New Jersey	08628
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 806-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Church & Dwight Co., Inc. (the “Company”) is filing this amendment to its Current Report on Form 8-K filed on May 7, 2015, which reported the appointment of Matthew T. Farrell, Executive Vice President, Chief Operating Officer and Chief Financial Officer, as Chief Executive Officer (“CEO”) of the Company effective January 4, 2016, and the retirement as CEO of James R. Craigie, whose last day as CEO will be January 3, 2016. Mr. Craigie will remain as Chairman of the Board of Directors of the Company (the “Board”). On October 28, 2015, the Compensation & Organization Committee of the Board approved and, the independent members of the Board ratified, the compensation of Mr. Farrell in his new role. Also on October 28, 2015, the Board, upon the recommendation of the Governance & Nominating Committee of the Board, approved the compensation of Mr. Craigie in his new role.

In connection with his appointment as CEO, effective January 4, 2016, Mr. Farrell’s annual base salary will be increased to $1,000,000 and his target annual incentive level under the Company’s Annual Incentive Plan will be increased to 100% of his annual base salary. For 2016, Mr. Farrell’s long-term incentive compensation will have a fair value equal to 375% of his annual base salary, a grant date of January 4, 2016 and will be granted pursuant to the terms of the Company’s Long-Term Incentive Plan.

In connection with his role as Chairman, Mr. Craigie’s annual compensation, effective January 4, 2016, will consist of a standard retainer of $100,000, a non-executive chairman retainer of $130,000, and, for 2016, a long-term incentive compensation award with a fair value of $120,000, to be granted pursuant to the terms of the Company’s Long-Term Incentive Plan.

(d) Also on October 28, 2015, the Board increased the number of directors of the Company from nine to ten and elected Mr. Farrell to the Board to fill the vacancy resulting from that increase, effective January 4, 2016.

The Board is divided into three classes, with the directors in each class serving for a term of three years. Mr. Farrell will serve in the class of directors whose terms are expiring in 2018, and will stand for re-election at the next annual meeting of shareholders in 2016. Mr. Farrell will receive no additional compensation in connection with his appointment to the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date: October 29, 2015	By:	/s/ Patrick de Maynadier
	Name:	Patrick de Maynadier
	Title:	Executive Vice President, General Counsel and Secretary